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                                EXHIBIT (d)(4)


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                                                                       Dated:

                           FORM OF AMENDED SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                       DATED AS OF AUGUST 1, 1988 BETWEEN
              AMSOUTH MUTUAL FUNDS (FORMERLY THE ASO OUTLOOK GROUP)
                                       AND
                   AMSOUTH BANK (FORMERLY AMSOUTH BANK, N.A.)


     NAME OF FUND
---------------------

AmSouth Mutual Funds                      Annual rate of forty one-hundredths of one percent (.40%) of AmSouth
Prime Obligations Fund                    Mutual Funds Prime Obligations Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of eighty one-hundredths of one percent (.80%) of AmSouth
Equity Fund                               Mutual Funds Equity Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of eighty one-hundredths of one percent (.80%) of AmSouth
Regional Equity Fund                      Mutual Funds Regional Equity Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of forty one-hundredths of one percent (.40%) of AmSouth
U.S. Treasury Fund                        Mutual Funds U.S. Treasury Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of forty one-hundredths of one percent (.40%) of AmSouth
Tax Exempt Fund                           Mutual Funds Tax Exempt Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of sixty-five one-hundredths of one percent (.65%) of
Bond Fund                                 AmSouth Mutual Funds Bond Fund's average daily net assets.

AmSouth Mutual Funds Balanced Fund        Annual rate of eighty one-hundredths of one percent (.80%) of AmSouth
                                          Mutual Funds Balanced Fund's average daily net assets.

AmSouth Mutual Funds Municipal Bond       Annual rate of sixty-five one-hundredths of one percent (.65%)
Fund                                      of AmSouth Mutual Funds Municipal Bond Fund's average daily net assets.



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
AmSouth Mutual Funds                      Annual rate of sixty-five one-hundredths of one percent (.65%) of
Government Income Fund                    AmSouth Mutual Funds Government Income Fund's average daily net assets.

AmSouth Mutual Funds Florida Tax-Free     Annual rate of sixty-five one-hundredths of one percent (.65%) of
Fund                                      AmSouth Mutual Funds Florida Tax-Free Fund's average daily net assets.

AmSouth Mutual Funds  Capital Growth      Annual basic rate of eighty one-hundredths of one percent (.80%) of
Fund                                      AmSouth Mutual Funds Capital Growth Fund's average daily net assets.

AmSouth Mutual Funds                      Annual basic rate of one hundred twenty one-hundredths of one percent
Small Cap Fund                            (1.20%) of AmSouth Mutual Funds Small Cap Fund's average daily net assets.

AmSouth Mutual Funds  Equity Income       Annual rate of eighty one-hundredths of one percent (.80%) of AmSouth
Fund                                      Mutual Funds Equity Income Fund's average daily net assets.

AmSouth Mutual Funds Institutional        Annual rate of twenty one-hundredths of one percent (.20%) of the
Prime Obligations Fund                    AmSouth Mutual Funds Institutional Prime Obligations Fund

AmSouth Mutual Funds Institutional        Annual rate of twenty one-hundredths of one percent (.20%) of the
U.S. Treasury Fund                        AmSouth Mutual Funds Institutional U.S. Treasury Fund

AmSouth Mutual Funds  Enhanced Market     Annual rate of forty-five one-hundredths of one percent (.45%) of
Fund                                      AmSouth Mutual Funds Enhanced Market Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of eighty one-hundredths of one percent (.80%) of AmSouth
Select Equity Fund                        Mutual Funds Select Equity Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of one hundred twenty-five one-hundredths of one percent
International Equity Fund                 (1.25%) of AmSouth Mutual Funds International Equity Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of one hundred one-hundredths of one percent (1.00%) of
Mid-Cap Equity Fund                       AmSouth Mutual Funds Mid-Cap Equity Fund's average daily net assets.



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
AmSouth Mutual Funds                      Annual rate of eighty one-hundredths of one percent (.80%) of AmSouth
Growth Opportunities Fund                 Mutual Funds Growth Opportunities Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of eighty one-hundredths of one percent (.80%) of AmSouth
Large-Cap Equity                          Mutual Funds Large-Cap Equity Fund's average daily net assets.


AmSouth Mutual Funds                      Annual rate of sixty-five one-hundredths of one percent (.65%) of
Limited Term                              AmSouth Mutual Funds Limited Term U.S. Government Fund's average daily
U.S. Government Fund                      net assets.

AmSouth Mutual Funds                      Annual rate of sixty-five one-hundredths of one percent (.65%) of
Tennessee Tax-Exempt Fund                 AmSouth Mutual Funds Tennessee Tax-Exempt Fund's average daily net assets.

AmSouth Mutual Funds                      Annual rate of sixty-five one-hundredths of one percent (.65%) of
Limited Term                              AmSouth Mutual Funds Limited Term Tennessee Tax-Exempt Fund's average
Tennessee Tax-Exempt Fund                 daily net assets.

AmSouth Mutual Funds                      Annual rate of forty one-hundredths of one percent (.40%) of AmSouth
U.S. Treasury Money                       Mutual Funds U.S. Treasury Money Market Fund's average daily  net assets.
Market Fund

AmSouth Mutual Funds                      Annual rate of twenty one-hundredths of one percent (.20%) of AmSouth
Aggressive Growth Portfolio               Mutual Funds Aggressive Growth Portfolio's average daily net assets.


AmSouth Mutual Funds                      Annual rate of twenty one-hundredths of one percent (.20%) of AmSouth
Growth Portfolio                          Mutual Funds Growth Portfolio's average daily net assets.


AmSouth Mutual Funds                      Annual rate of twenty one-hundredths of one percent (.20%) of AmSouth
Growth & Income Portfolio                 Mutual Funds Growth & Income Portfolio's average daily net assets.


AmSouth Mutual Funds                      Annual rate of twenty one-hundredths of one percent (.20%) of AmSouth
Moderate Growth &                         Mutual Funds Moderate Growth & Income Portfolio's average daily net
Income Portfolio                          assets.

AmSouth Mutual Funds                      Annual rate of twenty one-hundredths of one percent (.20%) of AmSouth
Current Income Portfolio                  Mutual Funds Current Income Portfolio's average daily net assets.


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AMSOUTH BANK                                AMSOUTH MUTUAL FUNDS

By:____________________________             By:____________________________

Name:__________________________             Name:_________________________
Title:___________________________           Name:_________________________